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      ROYAL BANK
--------AMERICA-----------                                         MEDIA ALERT
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FOR IMMEDIATE RELEASE
CONTACT:
                                             Marc Sanders, Director of Marketing
                                                               610-668-4700 x277
                                                marcsanders@royalbankamerica.com


                          SENIOR MANAGEMENT PROMOTIONS
                        ANNOUNCED AT ROYAL BANK AMERICA



(NARBERTH, PA) - January 21, 2005 - Royal Bank America's President and CEO Joseph P. Campbell announced the following promotions for the Bank's Senior Management team:

JAMES J. MCSWIGGAN was promoted to Chief Operating Officer/Risk Assessment Officer. James was previously Executive Vice President.

ROBERT R. TABAS was promoted to Executive Vice President. Robert was previously a Senior Vice President.

JOHN M. DECKER was promoted to Executive Vice President. John was previously a Senior Vice President.

MURRAY STEMPEL III was promoted to Executive Vice President. Murray was previously a Senior Vice President.

JOSEPH ZAKORCHEMNY was promoted to Senior Vice President. Joseph was previously Senior Corporate Officer.

MICHAEL THOMPSON was promoted to Vice President and Controller. Michael was previously the Controller.


Campbell noted, "The promotion of these key employees marks a continuation of each individuals growth within the Bank and positions us for continued positive momentum in the months and years to come."


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